UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2019

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-222325

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4231 Walnut Bend Jacksonville, Florida 32257	32257
(Address of principal executive offices)	(Zip code)

(800) 608-6344

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

[X]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Certain Officers

On July 8, 2019, Joseph P. Stingone, Sr., a director, Vice Chairman of the Board of Directors, and the Company’s former Chief Executive Officer died unexpectedly. On July 9, 2019, the Company’s Board of Directors approved a resolution to eliminate the position of Interim Chief Executive Officer, held by the Company’s Chairman and Chief Technology Officer, James Owens, effective immediately.

New Officer Appointments

On July 9, 2019, the Company’s Board of Directors appointed Donald Roberts to serve as the Company’s Chief Executive Officer, effective immediately.

Mr. Roberts, age 70, has over 47 years of extensive experience in the banking and financial services industries starting up and managing banks in Texas, Florida and Georgia. Until July 12, 2019 and for at least the past 5 years, Mr. Roberts was North Region President for Seaside National Bank and Trust a $2.5 billion Florida-based bank and has held several top executive management roles at a variety of financial institutions during his 25+ years in the North Florida market including Barnett Bank of Jacksonville, Florida Bank and CNLBank. Roberts graduated from the University of Texas at Austin with a Bachelor of Business Administration in International Business. He also graduated from the Southwestern Graduate School of Banking in Dallas, Texas. Roberts is very involved in the Jacksonville community having served on many boards including The YMCA of Florida’s First Coast, the United Way, the Chamber of Commerce and the Arts Council of Jacksonville. He is a Rotary Club Paul Harris Fellow. Currently, he serves as a Board member of ElderSource, North Florida’s Area Agency on Aging, its Parent Board, and its affiliate Wise Owl Properties.

Mr. Roberts does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Roberts and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. There are no arrangements or understanding between Mr. Roberts and any person pursuant to which he was selected as an officer.

It is planned that Mr. Roberts will enter into the form of employment agreement with the Company in the form previously approved by the Company’s Board of Directors for its executive officers as disclosed and discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2019, and filed as Exhibit 10.1 thereto and hereto, and incorporated herein by reference, in his capacity as the Company’s Chief Executive Officer. The specifics of Mr. Roberts compensation will be disclosed upon the execution of his employment agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employment Agreement. (Incorporated by reference to Exhibit 10.1 to the issuer’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2019.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 12, 2019	By:	/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)